UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2013 (July 8, 2013)

F.N.B. CORPORATION

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

001-31940	25-1255406
(Commission File Number)	(IRS Employer Identification No.)

One F.N.B. Boulevard, Hermitage, PA	16148
(Address of Principal Executive Offices)	(Zip Code)

(724) 981-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01              Other Events.

On July 8, 2013, the Board of Governors of the Federal Reserve System approved the proposed acquisition by F.N.B. Corporation of PVF Capital Corp.  Also on July 8, 2013, the Office of the Comptroller of the Currency approved the proposed merger of Park View Federal Savings Bank, a wholly-owned subsidiary of PVF Capital Corp., with and into First National Bank of Pennsylvania, a wholly-owned subsidiary of F.N.B. Corporation.  The closing of these transactions is expected to be completed in October 2013, subject to satisfaction of remaining closing conditions.

Important Information About the Pending Transaction

In connection with the proposed merger between F.N.B. and PVF Capital, a definitive proxy statement of PVF Capital and prospectus of F.N.B. will be filed with the SEC.  SHAREHOLDERS OF PVF CAPITAL CORP. ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE

FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

A free copy of the definitive proxy statement/prospectus (when it is available), as well as other documents containing information about F.N.B. Corporation and PVF Capital Corp., may be obtained at the SEC’s Internet site (http://www.sec.gov).  In addition, investors and security holders may obtain free copies of the documents F.N.B. has filed with the SEC by contacting James Orie, Chief Legal Officer, F.N.B. Corporation, One F.N.B. Boulevard, Hermitage, PA 16148, telephone: (724) 983-3317, and free copies of the documents PVF Capital has filed with the SEC by contacting Jeffrey N. Male, Secretary, PVF Capital Corp., 30000 Aurora Road, Solon, OH 44139, telephone: (440) 248-7171.

F.N.B. and PVF Capital and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from PVF Capital shareholders in connection with the proposed merger.  Information concerning such participants’ ownership of PVF Capital common shares will be set forth in the definitive proxy statement/prospectus when it becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F.N.B. CORPORATION

	By:	/s/ James G. Orie
James G. Orie,
Chief Legal Officer

Date: July 11, 2013